UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

URBAN AG. CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52327	80-0664054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
  800 Turnpike Street, Suite 103, North Andover, MA 08145
 (Address of principal executive offices and Zip Code)

(978) 739-9460
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page
SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement	3

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities	3

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 (d) Exhibits	4

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01                      Entry into a Material Definitive Agreement

On February 1, 2013, Urban Ag. Corp. (the “Company”) completed the acquisition of 100% of Green Wire Enterprises, Inc.(“Greenwire”) a Delaware corporation engaged in the business of infrastructure deployment, integration and maintenance for telecommunications systems providers.  Green Wire also owns 100% of Terra Asset Management, Inc. and B & R Telephone LLC. and 49% of Green Wire, Inc, these companies are also engaged in the telecommunications industry.

                   The Company issued 2,025,000 to Green Wire as consideration for the acquisition shares on the Closing Date (the “Stock Consideration” or “Issued Shares”) and Cash (the Cash Consideration”) and Seller Notes (the “Seller Notes”).

                   As additional consideration, for a period of three (3) years after the Closing or until the revenue cap set forth in this paragraph is reached, the Company shall pay Sellers 10% of every dollar of net revenue before income tax of the Company after gross revenue for each such year exceeds $6 million (“Earnout”). The Earnout shall be paid to Shareholders either in cash or in the Company’s common stock, at the Company’s sole option if the Spin-out Election in section 1.06 and more fully defined in Exhibit D has not been exercised. If the election has been exercised by either the Company or Green Wire then the election to pay in cash or Green Wire Stock shall be at the Shareholders sole discretion..  Payment in the Company’s or Green Wire’s common stock shall be issued based on 90% of the three day closing average price on the date of the Earnout.  The Earnout shall be capped once the Company’s revenue has reached $20 million cumulatively over the three year period but is only paid if the Gross Revenue for each year is equal to or exceeds $6 million collectively. The Green Wire Board will be responsible for allocation of the Earnout.

                   If, at the end of the Eighteenth (18 Months) after closing Closing (“Make-Whole Measurement Date”), the closing bid price of the AQUM Shares is less than $2.67 a share (the “Make-Whole Price”), Company shall provide additional consideration to Shareholders to bring Shareholders’ total consideration for the Issued Shares to an amount equal to the number of shares retained of the Issued Shares the Make-Whole Measurement Date multiplied by the difference in the Make-whole Price and the closing bid price of the Company stock. Such consideration shall be either, at Company’s sole election, in the form of additional Company Common Stock or in cash. The Make-Whole Measurement Date may be extended to Twenty Four (24) Months by either the Company Board of Directors or the Shareholders of TAM, GWI or B&R for their respective calculations. If the election to extend the Make-Whole Measurement Date is made by any party the Make-Whole Payment will be made in cash. If prior to the Make-Whole Measurement Date or the extended date, if elected, the Company shares trade for a five consecutive day period at or above $5.25 (the “Trigger Price”), the Make Whole Provision will have been deemed to have been met and no additional consideration will be due under the Make-Whole Provision. The Make-whole provision is subject to a Claw-Back calculation .

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02                      Unregistered Sales of Equity Securities

As described above in Item 1.01 (incorporated herein by reference), on February 1, 2013, the Company issued 2,025,000 shares of the Company's Common Stock. In connection with the issuance of the shares, the Company relied upon the exemption from registration provided by Regulation D under the Securities Act of 1933, as amended.

The foregoing description of the Stock Purchase Agreement is qualified, in its entirety, by reference to the Stock Purchase Agreement, ,a copy of which is attached as an exhibit to this Current Report on Form 8-K and are incorporated by reference in response to this Item 3.02.

Section 9 – Financial Statements and Exhibits

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exh. No.	Date	Document

10.0	February 1, 2013	Stock Purchase Agreement*

____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013	URBAN AG. CORP.

	By:	/s/ Billy Ray, Jr.
Billy Ray, jr., Chief Executive Officer